UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): August 6, 2015
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TransUnion

(Exact name of registrant as specified in its charter)
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Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On August 6, 2015, TransUnion announced that James V. Pieper, Vice President, Controller and Chief Accounting Officer, has been promoted to Senior Vice President and will assume responsibility for TransUnion’s Financial Planning & Analysis and Tax departments. He will continue in his current role as Chief Accounting Officer until the effective date of the appointment of his successor described in (c) below. Mr. Pieper joined TransUnion in June 2014, and played a key role in our recent initial public offering. Prior to joining TransUnion, Jim had 25 years of experience in public accounting and finance, most recently with CME Group, Inc.

(c)    On August 6, 2015, TransUnion also announced that Timothy Elberfeld, currently Vice President and Chief Financial Officer of our Africa Region, will succeed Mr. Pieper as Chief Accounting Officer and Corporate Controller, effective on or about October 31. Mr. Elberfeld joined TransUnion in June 2012 as International Controller before taking on his current role as the Africa Region CFO.  Prior to joining TransUnion, Tim worked with PwC where he had a primary focus on global M&A transactions, including a multi-year secondment in Europe. Overall, he has 16 years of accounting and finance experience.

Mr. Elberfeld will continue to participate in TransUnion’s compensation programs upon terms commensurate with other executives at the level of Vice President.

There are no family relationships existing between Mr. Elberfeld and any executive officer or director of TransUnion. There have been no transactions, and no transactions are currently proposed, in which TransUnion was or is to be a participant and in which Mr. Elberfeld or any member of his immediate family had or will have an interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: August 10, 2015
By:     /s/ Mick Forde
Name:    Mick Forde
Title:    Vice President